EX-99.B(h)gsssafid

                                 EXHIBIT C
                                                  Bond or
Name of Bond                                      Policy No.     Insurer
 Investment Company                                87015198B ICI
Blanket Bond Form                                            Mutual
                                                             Insurance
                                                             Company
  Fidelity                        $20,400,000
  Audit Expense                        50,000
  On Premises                      20,400,000
  In Transit                       20,400,000
  Forgery or Alteration            20,400,000
  Securities                       20,400,000
  Counterfeit Currency             20,400,000
  Uncollectible Items of
     Deposit                           25,000
  Phone-Initiated Transactions        500,000
  Total Limit                      20,400,000
 Directors and Officers/                          87015198D ICI
Errors and Omissions Liability                              Mutual
Insurance Form                                              Insurance
  Total Limit                     $ 5,000,000               Company
 Blanket Lost Instrument Bond (Mail Loss)                   30S100639551
  Aetna
                                                            Life &
                                                            casualty
  Blanket Undertaking Lost Instrument
  Waiver of Probate                          42SUN339806    Hartford
                                                            Casualty
                                                            Insurance